Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256606, 333-239466, 333-233210, 333-227352, 333-219418, 333-212650, 333-205856, 333-197644, 333-190037, 333-182701, 333-168175, 333-161125, 333-152945, 333-136553 and 333-265686) and Form S-3 (No. 333-249934) of Pixelworks, Inc. and subsidiaries of our report dated March 8, 2023 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2022.

/s/ Armanino LLP

San Ramon, California
March 8, 2023